Exhibit 99.1

Polypore International, Inc. Prices Follow-On Offering

of 7.5 Million Shares of Common Stock

CHARLOTTE, N.C. – May 23, 2008 – Polypore International, Inc. (NYSE:PPO) announced it has priced a follow-on public offering of 7.5 million shares of its common stock, of which 3.75 million are primary shares and 3.75 million are secondary shares, at $24.00 per share. The selling stockholders have granted the underwriters of the offering an option to purchase up to an additional 1.125 million shares of common stock to cover over-allotments, if any.

Proceeds from this offering received by the company will be used to repay outstanding borrowings under Polypore’s revolving credit facility and for general corporate purposes. The offering is expected to close on or about May 29, 2008, subject to customary closing conditions.

J.P. Morgan Securities Inc. is acting as the sole book-running manager of the offering, Robert W. Baird & Co. Incorporated is acting as lead manager, and William Blair & Company, L.L.C. and BB&T Capital Markets, a division of Scott & Stringfellow, Inc., are acting as co-managers.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission. The offering will be made only by means of a prospectus. A copy of the final prospectus related to the offering may be obtained from J.P. Morgan Securities Inc., National Statement Processing, Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245, (718) 242-8002, FAX (718) 242-8003.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Polypore International, Inc.

Polypore International, Inc. is a global high technology filtration company specializing in microporous membranes. Polypore’s flat sheet and hollow fiber membranes are used in specialized applications that require the removal or separation of various materials from liquids, primarily in the ultrafiltration and microfiltration markets. Based in Charlotte, NC, Polypore International, Inc. is a market leader with manufacturing facilities or sales offices in ten countries serving six continents.

Investor Contact:  Polypore Investor Relations – 704-587-8886 or investorrelations@polypore.net.

Forward-Looking Statement

This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as

“expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions related to the senior secured credit facilities; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under, environmental laws; the failure to protect our intellectual property; the failure to replace lost senior management; the added litigation and regulatory risks, integration risks, the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the failure to effectively integrate newly acquired operations; the absence of expected returns from the amount of intangible assets we have recorded; natural disasters, epidemics, terrorist acts and other events beyond our control; and provisions in our corporate documents and Delaware law that could delay or prevent a transaction involving a change of control of our company that our stockholders consider favorable. Additional information concerning these and other important factors can be found in the prospectus relating to the offering and subsequent reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Polypore expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Polypore’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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